Exhibit 10.30

Commission processing contract

Party A: Tonghua Linyuan Grape Planting Co., Ltd
Party B:Tonghua Jinyuanshan Winery

Party B agrees to undertake the project of processing wine(sweet wine) for Tonghua Linyuan Grape Planting Co., Ltd.(Tonghua Linyuan). Both parties reached the following agreement with the principle of mutual benefit.

1.	Products: Pearl in the Snow & ice wine.
2.	Party A shall provide production procedures and documentary evidence on record from technical supervision departments before processing.
3.	Planned production quantity for each batch shall be reported to supervision department one week in advance.
4.	Party A provides the bottle, packing box and other raw and auxiliary materials. For the materials provided by Party B if necessary can be negotiated between both parties.
5.
Party A sends technical quality control personnel to inspect the processing and quality. Party B produces according to the production standards (which must comply with the national standards) of the Party A.

6.	Party B’s hygienic standard must meet the state standard.
7.	Party B is required to achieve the quality standards provided by Party A and meets the mountain wine production standards of QB/1982-94.
8.	Party B is responsible for the confidentiality of the production and technical information provided by Party A. The patents of trademark and carton copyright belong to Party A.
9.	Qualified product is temporarily saved by Party B for a month, Party A shall take it within one month.
10.	The attrition rate for processing wine for Party B is 5%, 0.3% for box and trademark, .5% for the bottle(normal standard bottle). Party B shall not be responsible for the damage caused by transport.
11.	Processing fees and clearing method：Party A pays Jinyuanshan Winery RMB 1.00 a bottle for processing Pearl in the Snow and RMB 1.5 a bottle for processing ice wine.
12.	Party A provides certifications of raw materials to Party B and indicates the sales region.
13.	The raw and auxiliary materials and packages should be taken to Party B 10 days before processing and inform Party B the quantity of processing.
14.
The duration of the contract is 5 years from May 20,2012 to May 19,2017. The other matters beyond this contract may be made into supplement contract after negotiation. If no satisfied solution can be found, any party may brings the case to local people’s court or local arbitration commission, where company located, for a judgment.

15.	The contract is in duplicate with the same legal effect, each party holds one. This Contract will become effective when it is duly signed and stamped by both parties.
16.	Party A can use the National industrial production license, Party A should print the name of Party B on the trademark.(allowed by quality supervision departments).
17.	The tax generated through processing is borne by Party A.

Party A: Tonghua Linyuan Grape Planting Co., Ltd.
Party B: Tonghua Jinyuanshan Winery

May 20, 2012